UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2015

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2015, Summit Materials, LLC (the “Company”), an indirect subsidiary of Summit Materials, Inc., entered into an amended and restated purchase agreement (the “Amended and Restated Purchase Agreement”) that amended and restated the purchase agreement dated June 23, 2015 by and among the Company, Summit Materials Finance Corp. (“Finance Corp.” and together with the Company, the “Issuers”), the subsidiary guarantors named on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the several initial purchasers named therein (the “Initial Purchasers”) that was described in the registrants’ Current Report on Form 8-K filed on June 24, 2015 (the “Prior 8-K”). The Amended and Restated Purchase Agreement provides for the issuance and sale of an additional $25.0 million in aggregate principal amount of the Issuers’ 6.125% Senior Notes due 2023 (the “Additional Notes”) with identical terms as the $325.0 million in aggregate principal amount of the Issuers’ 6.125% Senior Notes due 2023 (the “Initial Notes” and together with the Additional Notes, the “Notes”) described in the Prior 8-K. All other material terms remain the same as described in the Prior 8-K. The Additional Notes and the Initial Notes are expected to close concurrently, subject to customary closing conditions, on July 8, 2015.

Unless the Company’s previously-announced acquisition of certain assets from Lafarge North America Inc. (the “Davenport Acquisition”) is consummated concurrently with or prior to the consummation of the offering of the Notes, an amount equal to the gross proceeds from the offering of the Additional Notes, together with the proceeds from the Initial Notes, will be placed in a segregated account, together with additional cash in an amount sufficient to redeem the Notes on the latest possible special mandatory redemption date at a redemption price equal to the aggregate initial offering price of the Notes, together with accrued interest on the Notes from the issuance date up to, but not including, the special mandatory redemption date. If the Davenport Acquisition is not consummated by November 16, 2015 or if the asset purchase agreement for the Davenport Acquisition is terminated prior to such date, the Issuers will be required to redeem the Notes at the special mandatory redemption price.

Upon satisfaction of the conditions for the release of the proceeds of the offering, the Company expects to use the net proceeds from the offering of the Additional Notes, along with borrowings under its revolving credit facility, to redeem an additional $25.0 million aggregate principal amount of its outstanding 10 1⁄2% Senior Notes due 2020 (the “2020 Notes”) and to pay related fees and expenses. In the aggregate the Issuers expect to redeem $183.0 million aggregate principal amount of the 2020 Notes.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the registrants’ filings with the Securities and Exchange Commission. The registrants disclaim any obligation to update forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015	SUMMIT MATERIALS, INC.
SUMMIT MATERIALS, LLC

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer